UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 30, 2015

DEX MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-35895	13-2740040
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

As previously disclosed, effective as of March 10, 2015, Dex Media, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) to the Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, and as further amended and restated as of April 30, 2013 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Dex Media Holdings, Inc., Dex Media West, Inc., as the Borrower (“DMW”), the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto.

The Amendment requires, and the Credit Agreement allows, among other things, DMW to solicit offers to repurchase and retire debt below par, subject to the procedures and conditions set forth in the Amendment and the Credit Agreement. Under the terms and conditions of the Amendment and the Credit Agreement, DMW has commenced an offer to utilize up to $6.5 million to repurchase its bank debt at a price of 82% to 86% of par.  The offer will expire at 5:00 p.m., New York City time, on Monday, April 6, 2015, unless extended by DMW.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the debt subject to the offer or any other securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

	By:	/s/ Raymond R. Ferrell
Name: Raymond R. Ferrell
Title: Executive Vice President –
General Counsel and Corporate Secretary

Date: March 30, 2015